Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors




We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Stock Option Plan of Harley-Davidson, Inc. of our report dated January 20, 1996, with respect to the consolidated financial statements and schedules of Harley-Davidson, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                   ERNST & YOUNG LLP

Milwaukee, Wisconsin
July 2, 1996